Schedule A

PIMCO Variable Insurance Trust Portfolios:

High Yield
Long Term U.S. Government Bond
Real Return
Total Return



Segregated Asset Accounts:

Contracts Funded by Separate Account                         Name of Separate Account
------------------------------------                         ------------------------
Policy Form Numbers: LN620, LN621                            Connecticut General Life Insurance Company Separate
                                                             Account 02,
                                                             Est. February 23, 1996

Policy Form Numbers: GLN650, LN601, LN604, LN613             Connecticut General Life Insurance Company Separate
                                                             Account FE,
                                                             Est. March 20, 1997

Policy Form Numbers: GLN650, LN601, LN604, LN613             Connecticut General Life Insurance Company Separate
                                                             Account HB,
                                                             Est. April 15, 2002

Policy Form Numbers: GLN650, GLN660, LN601, LN604, LN613     Connecticut General Life Insurance Company Separate
                                                             Account NB,
                                                             Est. July 15, 2002


Dated _________________, 2002.